Financial Data							EX 99.1
AT&T Inc.
Reconciliation of Segment Contribution to consolidated Operating Income and consolidated Income Before Income Taxes
Dollars in millions
Unaudited

For the three months ended June 30, 2018
	Revenues	Operations and Support Expenses	EBITDA	Depreciation and Amortization	Operating Income (Loss)	Equity in Net Income (Loss) of Affiliates	Segment Contribution
Communications
Mobility	$17,282	$9,663	$7,619	$2,113	$5,506	$-	$5,506
Entertainment Group	11,478	8,657	2,821	1,345	1,476	(1)	1,475
Business Wireline	6,650	4,038	2,612	1,180	1,432	1	1,433
Total Communications	35,410	22,358	13,052	4,638	8,414	-	8,414
WarnerMedia
Turner	667	372	295	11	284	5	289
Warner Bros.	507	403	104	14	90	(1)	89
Home Box Office	281	171	110	5	105	(1)	104
Eliminations and other[1]	(62)	(35)	(27)	1	(28)	(29)	(57)
Total WarnerMedia	1,393	911	482	31	451	(26)	425
Latin America
Vrio	1,254	1,016	238	186	52	15	67
Mexico	697	787	(90)	127	(217)	-	(217)
Total Latin America	1,951	1,803	148	313	(165)	15	(150)
Advertising & Analytics	392	59	333	-	333	-	333
Segment Total	39,146	25,131	14,015	4,982	9,033	$(11)	$9,022
Corporate and Other
Corporate	320	661	(341)	118	(459)
Acquisition-related items	-	321	(321)	1,278	(1,599)
Certain significant items	-	152	(152)	-	(152)
Eliminations and consolidation[2]	(480)	(123)	(357)	-	(357)
AT&T Inc.	$38,986	$26,142	$12,844	$6,378	$6,466

For the six months ended June 30, 2018
	Revenues	Operations and Support Expenses	EBITDA	Depreciation and Amortization	Operating Income (Loss)	Equity in Net Income (Loss) of Affiliates	Segment Contribution
Communications
Mobility	$34,637	$19,765	$14,872	$4,208	$10,664	$-	$10,664
Entertainment Group	22,909	17,468	5,441	2,655	2,786	(2)	2,784
Business Wireline	13,397	8,054	5,343	2,350	2,993	-	2,993
Total Communications	70,943	45,287	25,656	9,213	16,443	(2)	16,441
WarnerMedia
Turner	779	446	333	12	321	32	353
Warner Bros.	507	403	104	14	90	(1)	89
Home Box Office	281	171	110	5	105	(1)	104
Eliminations and other[1]	(62)	(27)	(35)	1	(36)	(46)	(82)
Total WarnerMedia	1,505	993	512	32	480	(16)	464
Latin America
Vrio	2,608	2,017	591	391	200	15	215
Mexico	1,368	1,590	(222)	254	(476)	-	(476)
Total Latin America	3,976	3,607	369	645	(276)	15	(261)
Advertising & Analytics	729	109	620	1	619	-	619
Segment Total	77,153	49,996	27,157	9,891	17,266	$(3)	$17,263
Corporate and Other
Corporate	653	1,396	(743)	141	(884)
Acquisition-related items	-	388	(388)	2,340	(2,728)
Certain significant items	-	332	(332)	-	(332)
Eliminations and consolidation[2]	(782)	(127)	(655)	-	(655)
AT&T Inc.	$77,024	$51,985	$25,039	$12,372	$12,667

For the year ended December 31, 2017
	Revenues	Operations and Support Expenses	EBITDA	Depreciation and Amortization	Operating Income (Loss)	Equity in Net Income (Loss) of Affiliates	Segment Contribution
Communications
Mobility	$71,090	$42,871	$28,219	$8,015	$20,204	$-	$20,204
Entertainment Group	49,995	38,903	11,092	5,621	5,471	-	5,471
Business Wireline	29,293	18,492	10,801	4,789	6,012	(2)	6,010
Total Communications	150,378	100,266	50,112	18,425	31,687	(2)	31,685
WarnerMedia
Turner	430	331	99	4	95	45	140
Warner Bros.	-	-	-	-	-	-	-
Home Box Office	-	-	-	-	-	-	-
Eliminations and other[1]	-	4	(4)	-	(4)	(74)	(78)
Total WarnerMedia	430	335	95	4	91	(29)	62
Latin America
Vrio	5,456	4,172	1,284	849	435	87	522
Mexico	2,813	3,232	(419)	369	(788)	-	(788)
Total Latin America	8,269	7,404	865	1,218	(353)	87	(266)
Advertising & Analytics	1,373	169	1,204	2	1,202	-	1,202
Segment Total	160,450	108,174	52,276	19,649	32,627	$56	$32,683
Corporate and Other
Corporate	1,522	3,306	(1,784)	97	(1,881)
Acquisition-related items	-	798	(798)	4,608	(5,406)
Certain significant items	(243)	3,880	(4,123)	33	(4,156)
Eliminations and consolidation[2]	(1,183)	31	(1,214)	-	(1,214)
AT&T Inc.	$160,546	$116,189	$44,357	$24,387	$19,970

Reconciliation to consolidated Income Before Income Taxes
	Three Months Ended	Six Months Ended	Year Ended
	June 30, 2018	June 30, 2018	December 31, 2017
Communications	$8,414	$16,441	$31,685
WarnerMedia	425	464	62
Latin America	(150)	(261)	(266)
Advertising & Analytics	333	619	1,202
Segment Contribution	9,022	17,263	32,683
Reconciling Items:
Corporate	(459)	(884)	(1,881)
Merger and integration charges	(321)	(388)	(798)
Amortization of intangibles acquired	(1,278)	(2,340)	(4,608)
Employee separation costs	(133)	(184)	(445)
Tax reform special bonus	-	-	(220)
Gain on wireless spectrum transactions	-	-	181
Foreign currency devaluation	(19)	(44)	-
Natural disaster costs and revenue credits	-	(104)	(626)
Asset abandonments and impairments	-	-	(3,046)
Segment equity in net income of affiliates	11	3	(56)
Eliminations and consolidation[2]	(357)	(655)	(1,214)
AT&T Operating Income	6,466	12,667	19,970
Interest expense	2,023	3,794	6,300
Equity in net income (loss) of affiliates	(16)	(7)	(128)
Other income (expense) - net	2,353	4,055	1,597
Income Before Income Taxes	$6,780	$12,921	$15,139
[1] Eliminations within the WarnerMedia segment and other operations.
[2] Eliminations and consolidation removes transactions that either involve dealings between AT&T companies, including content licensing with
  WarnerMedia, or relate to advertising arrangements recorded in both the Communications and Advertising & Analytics segments. This reconciling item also includes conforming adjustment to the historical presentation of our advertising business.